SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 28, 2002


                       SOUTHERN GROUP INTERNATIONAL, INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Florida                     000-26509                  65-06001272
--------------------------------       -----------                 ------------
(State or other jurisdiction           (Commission                (IRS Employer
of incorporation or organization)      File Number)                 ID Number)


                        69 Mall Drive, Commack, NY 11725
                        ---------------------------------
                    (Address of principal executive offices)

                                 (631) 543-2800
                         (Registrant's Telephone Number)



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Item 4.  Change in Registrant's certifying accountant.

     On May 24, 2002, Southern Group International, Inc. (the "Company") re-engaged its former independent public accountants, Livingston Wachtell & Co LLP ("Livingston") as its independent public accountants, to review the Company's interim financial statements beginning with fiscal quarter ended March 31, 2002, and to audit the Company's financial statements beginning with fiscal year ending December 31, 2002. The re-appointment of Livingston as its independent public accountants was approved by the Company's Board of Directors. Effective with the re-appointment of Livingston, the Company amicably concluded its relationship with Reznick, Fedder & Silverman CPA's ("Reznick"), who had been engaged on April 26, 2002.

     Prior to the re-appointment of Livingston, the Company did not consult with Livingston on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     There were no disagreements with Reznick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have caused Reznick to make references in any report to such disagreements, and, in fact, Reznick issued no reports on the Company's financial statements and performed no review or audit of statements for the Company.

     We have provided Reznick with a copy of this disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether they agree with the above statements. (A copy of the letter addressed to the Commission is filed as Exhibit 1.0 to this report on Form 8-K.)

Item 7.  Financial Statements and Exhibits

Exhibit 1.0 Letter from Reznick Fedder & Silverman CPA's dated May 28, 2002 regarding 8-K disclosure.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Southern Group International, Inc.



Date: May 28, 2002                            By: /s/ Konrad C. Kim
                                                  ------------------------------
                                                      Konrad C. Kim, President